Exhibit 23.3

United States

Atlanta	Milwaukee
Boston	Minneapolis
Buffalo	New Orleans
Charlotte	New York
Chicago	Oak Lawn
Cincinnati	Philadelphia
Dallas	Pittsburgh
Denver	Princeton
Detroit	Schaumburg
Houston	St. Louis
Irvine	San Francisco
Jacksonville	Seattle
Los Angeles

411 East Wisconsin Avenue
Suite 1900
P.O. Box 664
Milwaukee, Wisconsin 53202-0664
Telephone: (414) 271-7240
www.american-appraisal.com
International

Brazil	Mexico
Canada	Morocco
China	Philippines
Croatia	Portugal
Czech Republic	Russia
England	Spain
Germany	Taiwan
Greece	Thailand
Hong Kong	Turkey
Hungary	Venezuela
Italy
Japan

CONSENT OF INDEPENDENT APPRAISER
American Appraisal Associates, Inc. (“AAA”) hereby consents to the incorporation by reference of its name and conclusions of fair value for financial compliance reporting on Biodel’s Form S-1 for the registration of shares of its common stock and any amendments thereto (“Form S-1”). Specifically, AAA consents to Biodel’s disclosure of AAA as its valuation specialist as referenced in the section entitled “Stock-Based Compensation” in Form S-1. In giving this consent AAA does not hereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or as an expert as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.
AMERICAN APPRAISAL ASSOCIATES, INC.

By	/s/ Richard L. Kelsey

Richard L. Kelsey
Senior Vice President
Milwaukee, Wisconsin
March 26, 2007